Exhibit 3.21

CERTIFICATE OF FORMATION OF
ENVIVA PELLETS COURTLAND, LLC

THIS CERTIFICATE OF FORMATION of ENVIVA PELLETS COURTLAND, LLC (the “Company”) is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

FIRST:      The name of the Company is Enviva Pellets Courtland, LLC.

SECOND: The initial registered office of the Company for purposes of the Act shall be at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The initial registered agent of the Company for purposes of the Act shall The Corporation Trust Company, whose business office is identical to the Company’s registered office.

IN WITNESS WHEREOF, the undersigned, being an authorized person of the Company, has executed this Certificate of Formation on this 28th day of October, 2011.

/s/ Rebecca S. Heath
Rebecca S. Heath
Authorized Person

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

ENVIVA PELLETS COURTLAND, LLC

(changing name to Enviva Pellets Southampton, LLC)

FIRST. This Certificate of Amendment to Certificate of Formation of Enviva Pellets Courtland, LLC, a Delaware limited liability company (the “LLC”), dated as of January 12, 2012, has been executed and is being filed by David Meeker in his capacity as Vice President-Finance and Secretary of Enviva, LP, a Delaware limited partnership, which is the sole Member and Manager of the LLC.

SECOND. The Certificate of Formation of the limited liability company is hereby amended to change the name of the limited liability company to Enviva Pellets Southampton, LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Formation as of the date first above written.

ENVIVA PELLETS COURTLAND, LLC, a Delaware limited liability company

By:	Enviva, LP, a Delaware limited partnership
Its:	Sole Member and Manager

	By:	/s/ David Meeker
David Meeker
	Its:	Vice President-Finance
Secretary

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION OF ENVIVA PELLETS SAMPSON LLC

This Certificate of Amendment, dated September 3, 2013, has been duly executed and is filed pursuant to section 18-202 of the Delaware Limited Liability Company Act (the “Act”) to amend the certificate of formation (the “Certificate of Formation”) of Enviva Pellets Sampson LLC, a Delaware limited liability company, under the Act.

1.                                      The name of the limited liability company is Enviva Pellets Sampson LLC.

2.                                      The Certificate of Formation is hereby amended so that Paragraph 1 reads in its entirety as follows:

“1.                                Name.  The name of the Company is Enviva Pellets Sampson, LLC.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Formation as of the date first written above.

By:	/s/ William H. Schmidt, Jr.
Name:	William H. Schmidt, Jr.
Authorized Person